EXHIBIT 23.2



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------


Starsys  Research  Corporation
Boulder,  Colorado

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-4 of our report dated July 31, 2005, except for
Note 14 as to which the date is August 23, 2005, relating to the financial statements of Starsys Research Corporation, which are contained in the
Prospectus as well as the reference to us under the caption "Experts" in the Prospectus.

Our report dated July 31, 2005, except for Note 14 as to which the date is August 23, 2005, contains an explanatory paragraph that states that the Company has suffered a loss from operations and has a net capital deficiency, which raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of that uncertainty.


/s/  Clifton Gunderson LLP
--------------------------

Denver,  Colorado
December  27,  2005